Exhibit 10.3

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 16, 2023 (the “Effective Date”) (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among AVON LAKE ENVIRONMENTAL REDEVELOPMENT GROUP, LLC, an Ohio limited liability company (“Avon”), CHESWICK LEFEVER LLC, a Pennsylvania limited liability company (“Cheswick Lefever”), and CHESWICK PLANT ENVIRONMENTAL REDEVELOPMENT GROUP LLC, a Pennsylvania limited liability company (“Cheswick Plant”, collectively, the “Grantors” and each a “Grantor”), in favor of CHARAH PREFERRED STOCK AGGREGATOR, LP, a Delaware limited partnership (the “Secured Party”).

WHEREAS, on the date hereof, each Grantor entered into that certain Term Loan Agreement, dated as of AUGUST 15, 2022, by and among GIBBONS CREEK ENVIRONMENTAL REDEVELOPMENT GROUP, LLC, as Borrower, the Parent Guarantors party thereto, the Secured Party and the other parties party from time to time thereto (as amended, restated, amended and restated, or otherwise supplemented, the “Term Loan Agreement”), pursuant to which the Secured Party, subject to the terms and conditions contained therein, to make one or more loans to each Grantor; and

WHEREAS, under the terms of this Agreement, each Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Term Loan Agreement. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2.             GRANT OF SECURITY INTEREST.

a)
For value received, each Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a first priority security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of such Grantor, wherever located, whether such Grantor now has or hereafter acquires an ownership or other interest or power to transfer relating thereto (all of the same being hereinafter called the “Collateral”):

i.          all personal and fixture property of every kind and nature including all goods (including inventory, equipment, and any accessions thereto);

ii.         all Accounts;

iii.        all Chattel Paper;

Execution Version
iv.        all Copyrights, Patents and Trademarks;

v.         all Documents;

vi.        all Equipment;

vii.       all Fixtures;

viii.      all General Intangibles;

ix.        all Goods;

x.         all Instruments;

xi.        all Inventory;

xii.       all Investment Property;

xiii.      all cash or cash equivalents ;

xiv.     all Commercial Tort Claims described on Schedule 1 hereof (as may be supplemented by any written notification given by each Grantor to the Secured Party pursuant to Section 2(b));

xv.       all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

xvi.      all Deposit Accounts (other than escrow accounts) with any bank or other financial institution; and

xvii.     all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

b)
If any Grantor shall at any time hold or acquire a Commercial Tort Claim, Instrument or Chattel Paper in excess of $500,000, such Grantor shall promptly notify the Secured Party in writing of the details thereof and, if requested by the Secured Party, grant to the Secured Party in such writing, in form and substance reasonably satisfactory to the Secured Party, a perfected first-priority security interest therein and in the proceeds thereof (subject to the permitted Liens under Section 6.06 of the Term Loan Agreement).

Execution Version
c)
Collateral, as defined in this Section, shall not include the following property of any Grantor: (i) [reserved]; (ii) any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (iii) Equity Interests in any joint venture with a third party; (iv) any lease, license, permit or other agreements, or any property subject to a purchase money security interest, capital lease obligations or similar financing arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would invalidate such lease, license, permit or agreement, purchase money capital lease obligation or similar financing arrangement, or create a right of termination in favor of any other party thereto (other than such Grantor) after giving effect to anti-assignment clauses of the UCC and applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable laws notwithstanding such prohibition; (v) any property or asset for which a pledge thereof or the grant of a security interest therein could reasonably be expected to result in materially adverse tax consequences as reasonably agreed by such Grantor and the Secured Party; (vi) any United States federal “intent to use” trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (vii) any property to the extent, in the reasonable judgment of the Secured Party, the burden or cost of perfection, pledge thereof or a security interest therein is excessive in view of the benefits of such pledge or security interest in favor of the Secured Party; and (viii) any General Intangible, permit, lease, license, contract or other Instrument of such Grantor, including, without limitation any Patent license, Trademark license, Copyright license and/or Software license, to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both).

3.          SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the Obligations and other indebtedness, obligations, liabilities, and undertakings of each Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, reasonable and documented out-of-pocket fees (including reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented out-of-pocket costs and expenses that each Grantor is hereby or otherwise required to pay and perform pursuant to the Term Loan Agreement, this Agreement, or any other Loan Document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to each Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Term Loan Agreement, this Agreement, or any other Loan Document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Secured Obligations”).

4.         CHANGES IN LOCATION OF COLLATERAL. Each Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, within fifteen (15) days (or such shorter period of time as agreed to by the Secured Party) before any change in the location of any Collateral and provide the Secured Party with the new location of such Collateral.

5.          CHANGES IN GRANTOR. Each Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least fifteen (15) days (or such shorter period of time as agreed to by the Secured Party) before any of the following actions: (a) change in the location of such Grantor’s place of business; (b) change in such Grantor’s name; (c) change in such Grantor’s type of organization; (d) change in such Grantor’s jurisdiction of organization; and (e) change in such Grantor’s corporate structure.

Execution Version
6.         GRANTOR COVENANTS AND INSURANCE. Subject to the time and frequency limitations set forth in the Term Loan Agreement, each Grantor hereby grants to the Secured Party the right to enter such Grantor’s property to inspect the Collateral at any reasonable time, provided that the Secured Party gives such Grantor reasonable advance notice of any inspection, however in no case shall notice be required if the Secured Party enters such Grantor’s property for the purposes of remedying a breach of this Agreement as provided in Section 8 of this Agreement. Each Grantor will, if so requested by the Secured Party in its reasonable discretion, furnish to the Secured Party statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Secured Party may reasonably request, all in such reasonable detail as the Secured Party may specify. Except to the extent it would not result in a Material Adverse Effect, each Grantor agrees to: (a) maintain the Collateral in good order, repair, and condition at all times; (b) timely pay all taxes, judgments, levies, fees, or charges of any kind levied or assessed on the Collateral; (c) timely pay all rent or mortgage payments of any kind as applicable to any real property upon which any part of the Collateral is located; and (d) have and maintain at all times a hazard insurance policy on the Collateral underwritten by an insurance company, and in an amount customary for other similar businesses, but in no way shall the amount of insurance be less than the replacement cost of the Collateral.

7.          PERFECTION OF SECURITY INTEREST. Each Grantor agrees that at any time and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, take commercially reasonable efforts to obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. Each Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by such Grantor, or words of similar effect. Each Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

8.         REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter the relevant Grantor’s property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require such Grantor to assemble and make available the Collateral at a specific time and place designated by the Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

Execution Version
9.          SECURED PARTY RIGHTS. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

10.       SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

11.        NOTICES. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Term Loan Agreement.

12.        ENTIRE AGREEMENT. This Agreement and the other Loan Documents (including all documents referred to herein) represents the entire agreement between each Grantor and the Secured Party and supersedes all previous understandings and agreements between each Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

13.        JURISDICTION. This Agreement will be interpreted and construed according to the laws of the State of New York, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

14.       TERMINATION. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Term Loan Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been paid in full, terminated or otherwise satisfied.

15.        REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Execution Version
[Signature page follows]

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTORS

AVON LAKE ENVIRONMENTAL REDEVELOPMENT GROUP, LLC CHESWICK PLANT ENVIRONMENTAL REDEVELOPMENT GROUP LLC CHESWICK LEFEVER LLC
By Charah, LLC, their Sole Manager

By:	/s/Jonathan Batarseh
Name:	Jonathan Batarseh
Title:	President

[Signature Page to Security Agreement]

SECURED PARTY

CHARAH PREFERRED STOCK
AGGREGATOR, LP , as Secured Party

By:	/s/Timothy J. Poche
Name: Timothy J. Poche
Title: Authorized Representative

[Signature page to Security Agreement]

Schedule 1

None.